UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2015

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers.
Until recently, Gordon Zimmerman served as president and director of Community Bank, Inc., a community financial institution in Montana (Community Bank), and is the Montana member director and vice chairman of the Federal Home Loan Bank of Seattle board of directors (Seattle Bank Board). Mr. Zimmerman also serves as the chairman of the Audit and Compliance Committee of the Seattle Bank Board (Audit Committee). Effective February 28, 2015, Community Bank was acquired by Glacier Bancorp, Inc. and as a result, Mr. Zimmerman is expected to resign from the Seattle Bank Board, on or prior to March 30, 2015.  Pursuant to applicable laws and regulations, the Seattle Bank Board directorship vacancy (with a term expiring on December 31, 2015) created by Mr. Zimmerman's resignation are to be filled by the Seattle Bank Board. In addition, David P. Bobbitt, the current vice chairman of the Audit Committee is expected to fill the role of chairman of the Audit Committee.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: March 3, 2015	By: /s/ Michael L. Wilson
President and Chief Executive Officer